REPORT OF SHAREHOLDER MEETING  Unaudited
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On September 26, 2005, a shareholder meeting of the Oppenheimer International
Large-Cap Core Fund was held at which the eleven Trustees identified below were elected (Proposal No. 1) and the sub-proposals in (Proposal No. 2) were approved as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:

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PROPOSAL NO. 1
NOMINEE                                            FOR   WITHHELD         TOTAL
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TRUSTEES
Matthew P. Fink                            510,000.000      0.000   510,000.000
Robert G. Galli                            510,000.000      0.000   510,000.000
Phillip A. Griffiths                       510,000.000      0.000   510,000.000
Mary F. Miller                             510,000.000      0.000   510,000.000
Joel W. Motley                             510,000.000      0.000   510,000.000
John V. Murphy                             510,000.000      0.000   510,000.000
Kenneth A. Randall                         510,000.000      0.000   510,000.000
Russell S. Reynolds, Jr.                   510,000.000      0.000   510,000.000
Joseph M. Wikler                           510,000.000      0.000   510,000.000
Peter I. Wold                              510,000.000      0.000   510,000.000
Clayton K. Yeutter                         510,000.000      0.000   510,000.000

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PROPOSAL NO. 2 PROPOSAL TO CHANGE THE POLICY ON

                FOR                            AGAINST    ABSTAIN         TOTAL
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2B: Concentration of Investments
        510,000.000                              0.000      0.000   510,000.000
2E: Real Estate and Commodities
        510,000.000                              0.000      0.000   510,000.000
2F: Senior Securities
        510,000.000                              0.000      0.000   510,000.000